UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2018

WPCS INTERNATIONAL INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 Railroad Avenue Suisun City, California	94585
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code (707) 432-1300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously announced, WPCS International Incorporated (“WPCS” or “the Company”), DropCar, Inc. (“DropCar”) and DC Acquisition Corporation, a wholly-owned subsidiary of WPCS (“Merger Sub”) have entered into an Agreement and Plan of Merger and Reorganization, dated as of September 6, 2017, as amended (the “Merger Agreement”), pursuant to which, among other things, subject to approval of the stockholders of WPCS and the satisfaction or waiver of the other conditions set forth in the Merger Agreement, Merger Sub will merge with and into DropCar, with DropCar surviving the merger as a wholly-owned subsidiary of WPCS (the “Merger”). In the Merger, DropCar stockholders will receive shares of WPCS common stock in exchange for their DropCar securities which, together with the shares of the WPCS common stock to be issued to certain DropCar advisors, will represent a majority of the issued and outstanding shares of WPCS common stock immediately after the Merger. In addition, in the Merger, WPCS will issue WPCS warrants to holders of DropCar warrants in exchange for their DropCar warrants.

On January 17, 2018, WPCS issued a press release announcing that the Special Meeting of WPCS Stockholders (the “Special Meeting”) held on January 17, 2018 at 9:30 a.m. Eastern Standard Time to vote upon the Merger and related proposals as set forth in the WPCS proxy statement/ prospectus/ information statement dated December 14, 2017 (the “Record Date”) and filed with the Securities and Exchange Commission (the “SEC”) on December 18, 2017 (the “Proxy Statement”) was convened and adjourned, without any business being conducted other than the adjournment, to allow additional time for stockholders to vote on the proposals set forth in the Proxy Statement. At the Special Meeting, Sebastian Giordano, WPCS’ Chief Executive Officer and Chair of the Special Meeting, announced that the Special Meeting would reconvene on January 30, 2018 at 9:30 a.m., Eastern Standard Time, at the same location, Morse, Zelnick, Rose & Lander, LLP, located at 825 Third Avenue, 16th Floor, New York, NY 10022. There was no change to the Record Date.

Item 8.01.	Other Events.

The disclosures in Item 5.07 hereof is repeated and restated herein. A copy of the press release referenced in Item 5.07 hereof is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of the Company dated January 17, 2018.

Additional Information and Where You Can Find It

In connection with the proposed Merger, WPCS filed a registration statement on Form S-4, which contains the Proxy Statement, was declared effective by the SEC on December 14, 2017 (SEC File No. 333-220891). Investors and securityholders of WPCS and DropCar are urged to read the Proxy Statement, which contains important information about WPCS and DropCar, before making any voting or investment decision with respect to the proposed Merger. The Proxy Statement and other relevant materials, and any other documents filed by WPCS with the SEC, may be obtained free of charge at the SEC web site at www.sec.gov.

In addition, investors and securityholders may obtain free copies of the documents filed with the SEC by WPCS by directing a written request to: WPCS International Incorporated, 521 Railroad Way, Suisun City, CA 94585, Attention: Chief Financial Officer.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in Solicitation

WPCS and its directors and executive officers and DropCar and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of WPCS in the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed Merger is included in the Proxy Statement referred to above. Additional information regarding the directors and executive officers of WPCS is also included in WPCS’ Annual Report on Form 10-K for the year ended April 30, 2017, which was filed with the SEC on July 21, 2017. These documents are available free of charge at the SEC’s web site (www.sec.gov) and from Investor Relations at WPCS by directing a written request to IR@wpcs.com.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPCS International Incorporated

Dated: January 17, 2018

	By:	/s/ David Allen
David Allen, Chief Financial Officer

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